Exhibit 99.1

SERVISFIRST BANCSHARES, INC.

Announces Results For Fourth Quarter of 2024

Birmingham, Ala. – January 27, 2025 – ServisFirst Bancshares, Inc. (NYSE: SFBS), today announced earnings and operating results for the quarter ended December 31, 2024.

Fourth Quarter 2024 Highlights:

•	Diluted earnings per share of $1.19 for the quarter.
•	Diluted earnings per share increased 8% from the third quarter of 2024, and 31% from the year-ago quarter on an adjusted basis*.
•	Net interest margin increased 12 basis points from the third quarter of 2024.
•	Net interest income increased by $8.0 million, or 28% annualized, during the quarter.
•	Deposits grew by $397 million, or 12% annualized, during the quarter.
•	Loans grew by $268 million, or 9% annualized, during the quarter.
•	Cash dividend increased from $0.30 to $0.335 per share, a 12% increase.
•	Book value per share of $29.63, up 12.0% from the fourth quarter of 2023 and 11.6% annualized, from the third quarter of 2024.
•	Liquidity remains solid with $2.4 billion in cash on hand and no FHLB advances or brokered deposits.
•	Consolidated common equity tier 1 capital to risk-weighted assets increased from 10.91% to 11.42% year-over-year.
•	Credit quality continues to be strong with non-performing assets to total assets of 0.26%.

Tom Broughton, Chairman, President, and CEO, said, “With a solid loan pipeline, an improving margin, strong liquidity and strong credit quality, we are optimistic about the outlook for the bank for 2025.”

Ed Woodie, Interim CFO, said, “We continue to enjoy higher net interest income. Our margin expanded $8.0 million, a 28% annualized linked quarter increase. Operating efficiency remains a focus for us as we enter 2025.”

* This press release includes certain non-GAAP financial measures: adjusted net income, adjusted net income available to common stockholders, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average common stockholders’ equity, adjusted efficiency ratio, tangible common stockholders' equity, total tangible assets, tangible book value per share, and tangible common equity to total tangible assets. Please see “GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures.”

FINANCIAL SUMMARY (UNAUDITED)
(in Thousands except share and per share amounts)	Period Ending December 31, 2024	Period Ending September 30, 2024	% Change From Period Ending September 30, 2024 to Period Ending December 31, 2024	Period Ending December 31, 2023	% Change From Period Ending December 31, 2023 to Period Ending December 31, 2024
QUARTERLY OPERATING RESULTS
Net Income	$65,173	$59,907	8.8%	$42,074	54.9%
Net Income Available to Common Stockholders	$65,142	$59,907	8.7%	$42,043	54.9%
Diluted Earnings Per Share	$1.19	$1.10	8.2%	$0.77	54.5%
Return on Average Assets	1.52%	1.43%		1.04%
Return on Average Common Stockholders' Equity	16.29%	15.55%		11.78%
Average Diluted Shares Outstanding	54,649,808	54,642,582		54,548,719

Adjusted Net Income, net of tax*	$65,173	$59,907	8.8%	$49,891	30.6%
Adjusted Net Income Available to Common
Stockholders, net of tax*	$65,142	$59,907	8.7%	$49,860	30.6%
Adjusted Diluted Earnings Per Share, net of tax*	$1.19	$1.10	8.2%	$0.91	30.8%
Adjusted Return on Average Assets, net of tax*	1.52%	1.43%		1.23%
Adjusted Return on Average Common
Stockholders' Equity, net of tax*	16.29%	15.55%		13.98%

YEAR-TO-DATE OPERATING RESULTS
Net Income	$227,242			$206,853	9.9%
Net Income Available to Common Stockholders	$227,180			$206,791	9.9%
Diluted Earnings Per Share	$4.16			$3.79	9.8%
Return on Average Assets	1.39%			1.37%
Return on Average Common Stockholders' Equity	14.98%			15.13%
Average Diluted Shares Outstanding	54,624,234			54,530,797

Adjusted Net Income, net of tax*	$228,589			$214,670	6.5%
Adjusted Net Income Available to Common
Stockholders, net of tax*	$228,527			$214,608	6.5%
Adjusted Diluted Earnings Per Share, net of tax*	$4.18			$3.94
Adjusted Return on Average Assets, net of tax*	1.40%			1.42%
Adjusted Return on Average Common
Stockholders' Equity, net of tax*	15.07%			15.71%

BALANCE SHEET
Total Assets	$17,351,643	$16,449,178	5.5%	$16,129,668	7.6%
Loans	12,605,836	12,338,226	2.2%	11,658,829	8.1%
Non-interest-bearing Demand Deposits	2,619,687	2,576,329	1.7%	2,643,101	(0.9)%
Total Deposits	13,543,459	13,146,529	3.0%	13,273,511	2.0%
Stockholders' Equity	1,616,772	1,570,269	3.0%	1,440,405	12.2%

* This press release includes certain non-GAAP financial measures: adjusted net income, adjusted net income available to common stockholders, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average common stockholders’ equity, adjusted efficiency ratio, tangible common stockholders' equity, total tangible assets, tangible book value per share, and tangible common equity to total tangible assets. Please see “GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures.”

DETAILED FINANCIALS

ServisFirst Bancshares, Inc. reported net income of $65.2 million and net income available to common stockholders of $65.1 million for the quarter ended December 31, 2024, compared to net income and net income available to common stockholders of $59.9 million for the third quarter of 2024 and net income of $42.1 million and net income available to common stockholders of $42.0 million for the fourth quarter of 2023. Basic and diluted earnings per common share were both $1.19 in the fourth quarter of 2024, compared to $1.10 for both in the third quarter of 2024 and $0.77 for both in the fourth quarter of 2023.

Annualized return on average assets was 1.52% and annualized return on average common stockholders’ equity was 16.29% for the fourth quarter of 2024, compared to 1.04% and 11.78%, respectively, for the fourth quarter of 2023.

Net interest income was $123.2 million for the fourth quarter of 2024, compared to $115.1 million for the third quarter of 2024 and $101.7 million for the fourth quarter of 2023. The net interest margin in the fourth quarter of 2024 was 2.96% compared to 2.84% in the third quarter of 2024 and 2.57% in the fourth quarter of 2023. Loan yields were 6.43% during the fourth quarter of 2024 compared to 6.62% during the third quarter of 2024 and 6.32% during the fourth quarter of 2023. Investment yields were 3.49% during the fourth quarter of 2024 compared to 3.57% during the third quarter of 2024 and 3.08% during the fourth quarter of 2023. Average interest-bearing deposit rates were 3.63% during the fourth quarter of 2024, compared to 4.12% during the third quarter of 2024 and 4.06% during the fourth quarter of 2023. Average federal funds purchased rates were 4.80% during fourth quarter of 2024, compared to 5.42% during the third quarter of 2024 and 5.49% during the fourth quarter of 2023.

Average loans for the fourth quarter of 2024 were $12.43 billion, an increase of $60.6 million, or 1.9% annualized, from average loans of $12.37 billion for the third quarter of 2024, and an increase of $828.8 million, or 7.1%, from average loans of $11.60 billion for the fourth quarter of 2023. Ending total loans for the fourth quarter of 2024 were $12.61 billion, an increase of $267.6 million, or 8.7% annualized, from $12.34 billion for the third quarter of 2024, and an increase of $947.0 million, or 8.1%, from $11.66 billion for the fourth quarter of 2023.

Average total deposits for the fourth quarter of 2024 were $13.48 billion, a decrease of $32.6 million, or 1.0% annualized, from average total deposits of $13.52 billion for the third quarter of 2024, and an increase of $256.7 million, or 1.9%, from average total deposits of $13.23 billion for the fourth quarter of 2023. Ending total deposits for the fourth quarter of 2024 were $13.54 billion, an increase of $396.9 million, or 12.1% annualized, from $13.15 billion for the third quarter of 2024, and an increase of $269.9 million, or 2.0%, from $13.27 billion for the fourth quarter of 2023.

Non-performing assets to total assets were 0.26% for the fourth quarter of 2024, compared to 0.25% for the third quarter of 2024 and 0.14% for the fourth quarter of 2023. The increase in non-performing assets to total assets year-over-year can primarily be attributed to a single relationship that moved to non-accrual status during the first quarter of 2024. Annualized net charge-offs to average loans were 0.09% for the fourth quarter of 2024, compared to 0.09% for the third quarter of 2024 and 0.09% for the fourth quarter of 2023. The allowance for credit losses as a percentage of total loans at December 31, 2024, September 30, 2024, and December 31, 2023, was 1.30%, 1.30%, and 1.32%, respectively. We recorded a $6.4 million provision for credit losses in the fourth quarter of 2024 and $5.4 million in the third quarter of 2024, $2.7 million of which is a provision for the potential impact of Hurricane Helene and Milton during the third quarter of 2024. Management is still assessing the effects of both hurricanes and has decided to leave the current provision unchanged while determining if additional provisions are warranted. We recorded provisions for credit losses of $3.6 million in the fourth quarter of 2023.

Non-interest income increased $1.4 million, or 19.3%, to $8.8 million for the fourth quarter of 2024 from $7.4 million in the fourth quarter of 2023, and increased $254,000, or 3.0%, on a linked quarter basis. Service charges on deposit accounts increased $469,000, or 21.5%, to $2.7 million for the fourth quarter of 2024 from $2.2 million in the fourth quarter of 2023, and increased $309,000, or 13.2%, on a linked quarter basis. Mortgage banking revenue increased $721,000, or 91.0%, to $1.5 million for the fourth quarter of 2024 from $792,000 in the fourth quarter of 2023, and increased $161,000, or 11.9%, on a linked quarter basis. Closed loans increased 55% during the fourth quarter of 2024 compared to the fourth quarter of 2023. Net credit card income decreased $137,000, or 6.8%, to $1.9 million for the fourth quarter of 2024 from $2.0 million in the fourth quarter of 2023, and decreased $58,000, or 3.0%, on a linked quarter basis. Bank-owned life insurance (“BOLI”) income increased $492,000, or 30.0%, to $2.1 million for the fourth quarter of 2024 from $1.6 million in the fourth quarter of 2023, and increased $18,000, or 0.9%, on a linked quarter basis. Other operating income decreased $121,000, or 15.9%, to $642,000 for the fourth quarter of 2024 from $763,000 in the fourth quarter of 2023, and decreased $176,000, or 21.5%, on a linked quarter basis.

Non-interest expense decreased $11.4 million, or 19.5%, to $46.9 million for the fourth quarter of 2024 from $58.3 million in the fourth quarter of 2023, and increased $1.3 million, or 2.8%, on a linked quarter basis. Salary and benefit expense increased $1.0 million, or 4.5%, to $24.1 million for the fourth quarter of 2024 from $23.0 million in the fourth quarter of 2023, and decreased $995,000, or 4.0%, on a linked quarter basis. The number of full-time equivalent (“FTE”) employees increased by 39, or 6.60% to 630 at December 31, 2024 compared to 591 at December 31, 2023, and increased by 10, or 1.61%, from the end of the third quarter of 2024. Equipment and occupancy expense decreased $260,000, or 6.7%, to $3.6 million for the fourth quarter of 2024 from $3.9 million in the fourth quarter of 2023, and decreased $195,000, or 5.1%, on a linked quarter basis. Third party processing and other services expense increased $674,000, or 8.6%, to $8.5 million for the fourth quarter of 2024 from $7.8 million in the fourth quarter of 2023, and increased $480,000, or 6.0%, on a linked quarter basis. Professional services expense increased $564,000, or 39.8%, to $2.0 million for the fourth quarter of 2024 from $1.4 million in the fourth quarter of 2023, and increased $266,000, or 15.5%, on a linked quarter basis. FDIC and other regulatory assessments decreased $7.3 million, or 76.6%, to $2.2 million for the fourth quarter of 2024 from $9.5 million in the fourth quarter of 2023, and decreased $130,000, or 5.5%, on a linked quarter basis. In the first quarter of 2024 and fourth quarter of 2023, the FDIC implemented a special assessment adjustment to recapitalize the Deposit Insurance Fund, see “GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures” for more discussion. Other operating expenses decreased $6.1 million, or 48.7%, to $6.5 million for the fourth quarter of 2024 from $12.6 million in the fourth quarter of 2023, and increased $1.9 million, or 41.2%, on a linked quarter basis. An incremental expense in the fourth quarter of 2023 related to tax credit investments of $3.3 million, contributed to the decrease in other operating expenses year-over-year. In addition, the following items, which management viewed as unusual, infrequent, or not reflective of future normal operating expenses within the control of management, contributed to non-interest expense during the fourth quarter of 2023: the FDIC special assessment expense of $7.2 million, an EDP contract termination and related capitalized cost write-offs of $1.1 million to other operating expenses, and an adjustment to a privilege tax accrual resulting in a $2.2 million expense to other operating expenses. See “GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures” below for more discussion of these expenses. The efficiency ratio was 35.54% during the fourth quarter of 2024 compared to 55.23% during the fourth quarter of 2023 and 36.90% during the third quarter of 2024.

Income tax expense increased $9.0 million, or 175.6%, to $14.2 million in the fourth quarter of 2024, compared to $5.2 million in the fourth quarter of 2023. Our effective tax rate was 17.89% for the fourth quarter of 2024 compared to 10.91% for the fourth quarter of 2023. We recognized a reduction in provision for income taxes resulting from excess tax benefits from the exercise and vesting of stock options and restricted stock during the fourth quarters of 2024 and 2023 of $624,000 and $252,000, respectively.

About ServisFirst Bancshares, Inc.

ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary ServisFirst Bank, ServisFirst Bancshares, Inc. provides business and personal financial services from locations in Alabama, Florida, Georgia, North and South Carolina, Tennessee, and Virginia. We also operate loan production offices in Florida and Tennessee. Through the ServisFirst Bank, we originate commercial, consumer and other loans and accept deposits, provide electronic banking services, such as online and mobile banking, including remote deposit capture, deliver treasury and cash management services and provide correspondent banking services to other financial institutions.

ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (SEC). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.servisfirstbancshares.com.

Statements in this press release that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. The words "believe," "expect," "anticipate," "project," “plan,” “intend,” “will,” “could,” “would,” “might” and similar expressions often signify forward-looking statements. Such statements involve inherent risks and uncertainties. ServisFirst Bancshares, Inc. cautions that such forward-looking statements, wherever they occur in this press release or in other statements attributable to ServisFirst Bancshares, Inc., are necessarily estimates reflecting the judgment of ServisFirst Bancshares, Inc.’s senior management and involve risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various factors that could affect the accuracy of such forward-looking statements, including, but not limited to: general economic conditions, especially in the credit markets and in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes as a result of our reclassification as a large financial institution by the FDIC; changes in our loan portfolio and the deposit base; possible changes in laws and regulations and governmental monetary and fiscal policies, including, but not limited to, the Federal Reserve policies in connection with continued or re-emerging inflationary pressures and the ability of the U.S. Congress to increase the U.S. statutory debt limit as needed; computer hacking or cyber-attacks resulting in unauthorized access to confidential or proprietary information; substantial, unexpected or prolonged changes in the level or cost of liquidity; the cost and other effects of legal and administrative cases and similar contingencies; possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and the value of collateral; the effect of natural disasters, such as hurricanes and tornados, in our geographic markets; and increased competition from both banks and non-bank financial institutions. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q for fiscal year 2024, and our other SEC filings. If one or more of the assumption forming the basis of our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained herein. Accordingly, you should not place undue reliance on any forward-looking statements, which speak only as of the date made. ServisFirst Bancshares, Inc. assumes no obligation to update or revise any forward-looking statements that are made from time to time.

More information about ServisFirst Bancshares, Inc. may be obtained over the Internet at www.servisfirstbancshares.com or by calling (205) 949-0302.

Contact: ServisFirst Bank

Davis Mange (205) 949-3420

dmange@servisfirstbank.com

SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(In thousands except share and per share data)
	4th Quarter 2024	3rd Quarter 2024	2nd Quarter 2024	1st Quarter 2024	4th Quarter 2023
CONSOLIDATED STATEMENT OF INCOME
Interest income	$243,892	$247,979	$227,540	$226,710	$229,062
Interest expense	120,724	132,858	121,665	124,215	127,375
Net interest income	123,168	115,121	105,875	102,495	101,687
Provision for credit losses	5,704	5,659	5,353	4,368	3,582
Net interest income after provision for credit losses	117,464	109,462	100,522	98,127	98,105
Non-interest income	8,803	8,549	8,891	8,813	7,379
Non-interest expense	46,896	45,632	42,818	46,303	58,258
Income before income tax	79,371	72,379	66,595	60,637	47,226
Provision for income tax	14,198	12,472	14,459	10,611	5,152
Net income	65,173	59,907	52,136	50,026	42,074
Preferred stock dividends	31	-	31	-	31
Net income available to common stockholders	$65,142	$59,907	$52,105	$50,026	$42,043
Earnings per share - basic	$1.19	$1.10	$0.96	$0.92	$0.77
Earnings per share - diluted	$1.19	$1.10	$0.95	$0.92	$0.77
Average diluted shares outstanding	54,649,808	54,642,582	54,608,679	54,595,384	54,548,719

CONSOLIDATED BALANCE SHEET DATA
Total assets	$17,351,643	$16,449,178	$16,049,812	$15,721,630	$16,129,668
Loans	12,605,836	12,338,226	12,332,780	11,880,696	11,658,829
Debt securities	1,876,253	1,867,587	1,941,641	1,941,625	1,882,847
Non-interest-bearing demand deposits	2,619,687	2,576,329	2,475,415	2,627,639	2,643,101
Total deposits	13,543,459	13,146,529	13,259,392	12,751,448	13,273,511
Borrowings	64,743	64,741	64,739	64,737	64,735
Stockholders' equity	1,616,772	1,570,269	1,510,576	1,476,036	1,440,405

Shares outstanding	54,570,138	54,551,543	54,521,479	54,507,778	54,461,580
Book value per share	$29.63	$28.79	$27.71	$27.08	$26.45
Tangible book value per share (1)	$29.38	$28.54	$27.46	$26.83	$26.20

SELECTED FINANCIAL RATIOS (Annualized)
Net interest margin	2.96%	2.84%	2.79%	2.66%	2.57%
Return on average assets	1.52%	1.43%	1.34%	1.26%	1.04%
Return on average common stockholders' equity	16.29%	15.55%	14.08%	13.82%	11.78%
Efficiency ratio	35.54%	36.90%	37.31%	43.30%	55.23%
Non-interest expense to average earning assets	1.13%	1.13%	1.13%	1.20%	1.47%

CAPITAL RATIOS (2)
Common equity tier 1 capital to risk-weighted assets	11.42%	11.25%	10.93%	11.07%	10.91%
Tier 1 capital to risk-weighted assets	11.42%	11.25%	10.93%	11.08%	10.92%
Total capital to risk-weighted assets	12.90%	12.77%	12.43%	12.61%	12.45%
Tier 1 capital to average assets	9.59%	9.54%	9.81%	9.44%	9.12%
Tangible common equity to total tangible assets (1)	9.25%	9.47%	9.33%	9.31%	8.85%

(1) This press release contains certain non-GAAP financial measures. Please see “GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures.”

(2) Regulatory capital ratios for most recent period are preliminary.

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, including adjusted net income, adjusted net income available to common stockholders, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average common stockholders’ equity, and adjusted efficiency ratio. During the fourth quarter of 2023, we recorded a one-time expense of $7.2 million associated with the FDIC’s special assessment to recapitalize the Deposit Insurance Fund following bank failures in the spring of 2023. This assessment was updated in the first quarter of 2024 resulting in additional expense of $1.8 million. Additionally, during the fourth quarter of 2023 we experienced expenses for the termination of an EDP contract and related capitalized cost write-offs resulting in $1.1 million in expenses, and an adjustment to a privilege tax accrual resulting in a $2.2 million expense. The EDP contract termination costs were related to a planned systems conversion that was canceled. We determined the benefits to our clients were less than expected and the disruption outweighed the benefits. We can continue to provide best-in-class products with our current service provider. The adjustment to the privilege tax accrual was due to an under-accrual in previous years, and the correction resulted in duplicate expenses for 2023. These expenses are unusual, or infrequent, in nature and not part of the noninterest expense run rate. Each of adjusted net income, adjusted net income available to common stockholders, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average common stockholders’ equity and adjusted efficiency ratio excludes the impact of these items, net of tax, and are all considered non-GAAP financial measures. This press release also contains the non-GAAP financial measures of tangible common stockholders’ equity, total tangible assets, tangible book value per share and tangible common equity to total tangible assets, each of which excludes goodwill associated with our acquisition of Metro Bancshares, Inc. in January 2015.

We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that these non-GAAP financial measures have a number of limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies, including those in our industry, use. The following reconciliation table provides a more detailed analysis of the non-GAAP financial measures as of and for the comparative periods presented in this press release. Dollars are in thousands, except share and per share data.

	At December 31, 2024	At September 30, 2024	At June 30, 2024	At March 31, 2024	At December 31, 2023
Book value per share - GAAP	$29.63	$28.79	$27.71	$27.08	$26.45
Total common stockholders' equity - GAAP	1,616,772	1,570,269	1,570,994	1,476,036	1,440,405
Adjustment for Goodwill	(13,615)	(13,615)	(13,615)	(13,615)	(13,615)
Tangible common stockholders' equity - non-GAAP	$1,603,157	$1,556,654	$1,557,379	$1,462,421	$1,426,790
Tangible book value per share - non-GAAP	$29.38	$28.54	$27.46	$26.83	$26.22

Stockholders' equity to total assets - GAAP	9.32%	9.55%	9.55%	9.39%	8.93%
Total assets - GAAP	$17,351,643	$16,449,178	$16,448,582	$16,048,819	$16,129,668
Adjustment for Goodwill	(13,615)	(13,615)	(13,615)	(13,615)	(13,615)
Total tangible assets - non-GAAP	$17,338,028	$16,435,563	$16,434,967	$16,035,204	$16,116,053
Tangible common equity to total tangible assets - non-GAAP	9.25%	9.47%	9.48%	9.33%	8.85%

	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023	Year Ended December 31, 2024	Year Ended December 31, 2023
Net income - GAAP	$65,173	$42,074	$227,242	$206,853
Adjustments:
FDIC special assessment	-	7,152	1,799	7,152
Privilege tax expense	-	2,150	-	2,150
EDP contract termination expense	-	1,134	-	1,134
Tax on adjustments	-	(2,619)	(452)	(2,619)
Adjusted net income - non-GAAP	$65,173	$49,891	$228,589	$214,670

Net income available to common stockholders - GAAP	$65,142	$42,043	$227,180	$206,791
Adjustments:
FDIC special assessment	-	7,152	1,799	7,152
Privilege tax expense	-	2,150	-	2,150
EDP contract termination expense	-	1,134	-	1,134
Tax on adjustments	-	(2,619)	(452)	(2,619)
Adjusted net income available to common stockholders - non-GAAP	$65,142	$49,860	$228,527	$214,608

Diluted earnings per share - GAAP	$1.19	$0.77	$4.16	$3.79
Adjustments:
FDIC special assessment	-	0.13	0.03	0.13
Privilege tax expense	-	0.04	-	0.04
EDP contract termination expense	-	0.02	-	0.02
Tax on adjustments	-	(0.05)	(0.01)	(0.05)
Adjusted diluted earnings per share - non-GAAP	$1.19	$0.91	$4.18	$3.94

Return on average assets - GAAP	1.52%	1.04%	1.39%	1.37%
Net income available to common stockholders - GAAP	$65,142	$42,074	$227,180	$206,853
Adjustments:
FDIC special assessment	-	7,152	1,799	7,152
Privilege tax expense	-	2,150	-	2,150
EDP contract termination expense	-	1,134	-	1,134
Tax on adjustments	-	(2,619)	(452)	(2,619)
Adjusted net income available to common stockholders - non-GAAP	$65,142	$49,891	$228,527	$214,670
Average assets - GAAP	$17,037,383	$16,122,074	$16,333,383	$15,066,716
Adjusted return on average assets - non-GAAP	1.52%	1.23%	1.40%	1.42%

Return on average common stockholders' equity - GAAP	16.29%	11.78%	14.98%	15.13%
Net income available to common stockholders - GAAP	$65,142	$42,074	$227,180	$206,853
Adjustments:
FDIC special assessment	-	7,152	1,799	7,152
Privilege tax expense	-	2,150	-	2,150
EDP contract termination expense	-	1,134	-	1,134
Tax on adjustments	-	(2,619)	(452)	(2,619)
Adjusted diluted earnings per share - non-GAAP	$65,142	$49,891	$228,527	$214,670
Average common stockholders' equity - GAAP	$1,591,248	$1,415,866	$1,516,855	$1,366,708
Adjusted return on average common stockholders' equity non-GAAP	16.29%	13.98%	15.07%	15.71%

Efficiency ratio	35.54%	55.23%	37.71%	40.67%
Non-interest expense - GAAP	$46,896	$56,480	$181,146	$176,273
Adjustments:
FDIC special assessment	-	7,152	1,799	7,152
Privilege tax expense	-	2,150	-	2,150
EDP contract termination expense	-	1,134	-	1,134
Adjusted non-interest expense	$46,896	$46,044	$179,347	$165,837
Net interest income plus non-interest income - GAAP	$131,971	$109,066	$481,715	$441,354
Adjusted efficiency ratio - non-GAAP	35.54%	42.22%	37.23%	37.57%

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)
	December 31, 2024	December 31, 2023	% Change
ASSETS
Cash and due from banks	$116,394	$123,430	(6)%
Interest-bearing balances due from depository institutions	2,259,195	1,907,083	18%
Federal funds sold	1,045	100,575	(99)%
Cash and cash equivalents	2,376,634	2,131,088	12%
Available for sale debt securities, at fair value	1,161,400	900,183	29%
Held to maturity debt securities (fair value of $639,496 and $907,191, respectively)	714,853	982,664	(27)%
Restricted equity securities	11,300	10,226	11%
Mortgage loans held for sale	9,211	5,074	82%
Loans	12,605,836	11,658,829	8%
Less allowance for credit losses	(164,458)	(153,317)	7%
Loans, net	12,441,378	11,505,512	8%
Premises and equipment, net	59,185	59,324	-%
Goodwill	13,615	13,615	-%
Other assets	564,067	521,982	8%
Total assets	$17,351,643	$16,129,668	8%
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest-bearing demand	$2,619,687	$2,643,101	(1)%
Interest-bearing	10,923,772	10,630,410	3%
Total deposits	13,543,459	13,273,511	2%
Federal funds purchased	1,993,728	1,256,724	59%
Other borrowings	64,743	64,735	-%
Other liabilities	132,941	94,293	41%
Total liabilities	15,734,871	14,689,263	7%
Stockholders' equity:
Preferred stock, par value $0.001 per share; 1,000,000 authorized and undesignated at December 31, 2024 and December 31, 2023	-	-	-%
Common stock, par value $0.001 per share; 200,000,000 shares authorized; 54,570,138 shares issued and outstanding at December 31, 2024, and 54,425,447 shares issued and outstanding at December 31, 2023	54	54	-%
Additional paid-in capital	235,781	232,605	1%
Retained earnings	1,412,616	1,254,841	13%
Accumulated other comprehensive loss	(32,179)	(47,595)	(32)%
Total stockholders' equity attributable to ServisFirst Bancshares, Inc.	1,616,272	1,439,905	12%
Noncontrolling interest	500	500	-%
Total stockholders' equity	1,616,772	1,440,405	12%
Total liabilities and stockholders' equity	$17,351,643	$16,129,668	8%

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Interest income:
Interest and fees on loans	$200,875	$184,897	$788,105	$699,101
Taxable securities	16,905	15,512	66,535	53,499
Nontaxable securities	6	12	31	65
Federal funds sold	18	1,018	1,128	2,844
Other interest and dividends	26,088	27,623	90,322	57,737
Total interest income	243,892	229,062	946,121	813,246
Interest expense:
Deposits	98,702	108,155	420,650	331,740
Borrowed funds	22,022	19,220	78,812	70,569
Total interest expense	120,724	127,375	499,462	402,309
Net interest income	123,168	101,687	446,659	410,937
Provision for credit losses	5,704	3,582	21,587	18,715
Net interest income after provision for credit losses	117,464	98,105	425,072	392,222
Non-interest income:
Service charges on deposit accounts	2,650	2,181	9,434	8,420
Mortgage banking	1,513	792	4,922	2,755
Credit card income	1,867	2,004	8,280	8,631
Bank-owned life insurance income	2,131	1,639	9,533	7,574
Other operating income	642	763	2,887	3,037
Total non-interest income	8,803	7,379	35,056	30,417
Non-interest expense:
Salaries and employee benefits	24,062	23,024	96,318	80,965
Equipment and occupancy expense	3,600	3,860	14,519	14,295
Third party processing and other services	8,515	7,841	31,181	27,872
Professional services	1,981	1,417	6,901	5,916
FDIC and other regulatory assessments	2,225	9,509	10,687	15,614
Other real estate owned expense	58	17	199	47
Other operating expense	6,455	12,590	21,341	33,342
Total non-interest expense	46,896	58,258	181,146	178,051
Income before income tax	79,371	47,226	278,982	244,588
Provision for income tax	14,198	5,152	51,740	37,735
Net income	65,173	42,074	227,242	206,853
Dividends on preferred stock	31	31	62	62
Net income available to common stockholders	$65,142	$42,043	$227,180	$206,791
Basic earnings per common share	$1.19	$0.77	$4.17	$3.80
Diluted earnings per common share	$1.19	$0.77	$4.16	$3.79

LOANS BY TYPE (UNAUDITED)
(In thousands)

	4th quarter 2024	3rd quarter 2024	2nd quarter 2024	1st quarter 2024	4th quarter 2023
Commercial, financial and agricultural	$2,869,894	$2,793,989	$2,935,577	$2,834,102	$2,823,986
Real estate - construction	1,489,306	1,439,648	1,510,677	1,546,716	1,519,619
Real estate - mortgage:
Owner-occupied commercial	2,547,143	2,441,687	2,399,644	2,377,042	2,257,163
1-4 family mortgage	1,444,623	1,409,981	1,350,428	1,284,888	1,249,938
Non-owner occupied commercial	4,181,243	4,190,935	4,072,007	3,777,758	3,744,346
Subtotal: Real estate - mortgage	8,173,009	8,042,603	7,822,079	7,439,688	7,251,447
Consumer	73,627	61,986	64,447	60,190	63,777
Total loans	$12,605,836	$12,338,226	$12,332,780	$11,880,696	$11,658,829

SUMMARY OF CREDIT LOSS EXPERIENCE (UNAUDITED)
(Dollars in thousands)
	4th quarter 2024	3rd quarter 2024	2nd quarter 2024	1st quarter 2024	4th quarter 2023
Allowance for credit losses:
Beginning balance	$160,755	$158,092	$155,892	$153,317	$152,247
Loans charged off:
Commercial, financial and agricultural	3,899	3,020	3,355	1,842	2,831
Real estate - construction	-	-	-	-	89
Real estate - mortgage	560	252	119	67	14
Consumer	211	155	108	98	231
Total charge offs	4,670	3,427	3,582	2,007	3,165
Recoveries:
Commercial, financial and agricultural	1,801	616	406	199	614
Real estate - construction	-	-	8	-	-
Real estate - mortgage	23	2	-	6	-
Consumer	151	37	15	9	39
Total recoveries	1,975	655	429	214	653
Net charge-offs	2,695	2,772	3,153	1,793	2,512
Provision for credit losses	6,398	5,435	5,353	4,368	3,582
Ending balance	$164,458	$160,755	$158,092	$155,892	$153,317

Allowance for credit losses to total loans	1.30%	1.30%	1.28%	1.31%	1.32%

Allowance for credit losses to total average loans	1.32%	1.30%	1.31%	1.33%	1.32%
Net charge-offs to total average loans	0.09%	0.09%	0.10%	0.06%	0.09%

Provision for credit losses to total average loans	0.20%	0.17%	0.18%	0.15%	0.12%
Nonperforming assets:
Nonaccrual loans	$39,500	$37,075	$33,454	$34,457	$19,349
Loans 90+ days past due and accruing	2,965	2,093	1,482	380	2,184
Other real estate owned and repossessed assets	2,531	2,723	1,458	490	995
Total	$44,996	$41,891	$36,394	$35,327	$22,528

Nonperforming loans to total loans	0.34%	0.32%	0.28%	0.29%	0.18%
Nonperforming assets to total assets	0.26%	0.25%	0.23%	0.22%	0.14%
Nonperforming assets to earning assets	0.26%	0.26%	0.23%	0.23%	0.14%
Allowance for credit losses to nonaccrual loans	416.35%	433.59%	472.57%	452.42%	795.17%

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	4th Quarter 2024	3rd Quarter 2024	2nd Quarter 2024	1st Quarter 2024	4th Quarter 2023
Interest income:
Interest and fees on loans	$200,875	$205,952	$194,300	$186,978	$184,897
Taxable securities	16,905	17,493	16,158	15,979	15,512
Nontaxable securities	6	7	9	9	12
Federal funds sold	18	31	538	541	1,018
Other interest and dividends	26,088	24,496	16,535	23,203	27,623
Total interest income	243,892	247,979	227,540	226,710	229,062
Interest expense:
Deposits	98,702	113,211	104,671	104,066	108,155
Borrowed funds	22,022	19,647	16,994	20,149	19,220
Total interest expense	120,724	132,858	121,665	124,215	127,375
Net interest income	123,168	115,121	105,875	102,495	101,687
Provision for credit losses	5,704	5,659	5,353	4,368	3,582
Net interest income after provision for credit losses	117,464	109,462	100,522	98,127	98,105
Non-interest income:
Service charges on deposit accounts	2,650	2,341	2,293	2,150	2,181
Mortgage banking	1,513	1,352	1,379	678	792
Credit card income	1,867	1,925	2,333	2,155	2,004
Bank-owned life insurance income	2,131	2,113	2,058	3,231	1,639
Other operating income	642	818	828	599	763
Total non-interest income	8,803	8,549	8,891	8,813	7,379
Non-interest expense:
Salaries and employee benefits	24,062	25,057	24,213	22,986	23,024
Equipment and occupancy expense	3,600	3,795	3,567	3,557	3,860
Third party processing and other services	8,515	8,035	7,465	7,166	7,841
Professional services	1,981	1,715	1,741	1,464	1,417
FDIC and other regulatory assessments	2,225	2,355	2,202	3,905	9,509
Other real estate owned expense	58	103	7	30	17
Other operating expense	6,455	4,572	3,623	7,195	12,590
Total non-interest expense	46,896	45,632	42,818	46,303	58,258
Income before income tax	79,371	72,379	66,595	60,637	47,226
Provision for income tax	14,198	12,472	14,459	10,611	5,152
Net income	65,173	59,907	52,136	50,026	42,074
Dividends on preferred stock	31	-	31	-	31
Net income available to common stockholders	$65,142	$59,907	$52,105	$50,026	$42,043
Basic earnings per common share	$1.19	$1.10	$0.96	$0.92	$0.77
Diluted earnings per common share	$1.19	$1.10	$0.95	$0.92	$0.77

AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS (UNAUDITED)
ON A FULLY TAXABLE-EQUIVALENT BASIS
(Dollars in thousands)

	4th Quarter 2024		3rd Quarter 2024		2nd Quarter 2024		1st Quarter 2024		4th Quarter 2023
	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)
Taxable	$12,414,065	6.43%	$12,351,073	6.63%	$12,045,743	6.48%	$11,723,391	6.41%	$11,580,716	6.33%
Tax-exempt (2)	13,198	1.57	15,584	1.86	17,230	2.08	17,605	5.00	17,787	4.71
Total loans, net of unearned income	12,427,263	6.43	12,366,657	6.62	12,062,973	6.48	11,740,996	6.40	11,598,503	6.32
Mortgage loans held for sale	9,642	5.36	10,674	3.80	6,761	6.13	4,770	5.57	5,105	6.22
Debt securities:
Taxable	1,932,547	3.49	1,955,632	3.57	1,936,818	3.33	2,013,295	3.16	2,007,636	3.08
Tax-exempt (2)	606	5.28	815	4.42	1,209	3.64	1,296	3.40	1,739	2.30
Total securities (3)	1,933,153	3.49	1,956,447	3.57	1,938,027	3.33	2,014,591	3.16	2,009,375	3.08
Federal funds sold	1,596	4.49	2,106	5.86	38,475	5.62	37,298	5.83	72,178	5.60
Restricted equity securities	11,290	6.80	11,290	7.36	11,290	7.16	10,417	7.57	10,216	8.74
Interest-bearing balances with banks	2,143,474	4.81	1,775,192	5.46	1,183,482	5.57	1,687,977	5.48	1,981,411	5.49
Total interest-earning assets	$16,526,418	5.87%	$16,122,366	6.12%	$15,241,008	6.01%	$15,496,049	5.88%	$15,676,788	5.80%
Non-interest-earning assets:
Cash and due from banks	103,494		103,539		96,646		98,813		101,741
Net premises and equipment	60,708		60,607		59,653		60,126		60,110
Allowance for credit losses, accrued interest and other assets	346,763		340,621		300,521		302,592		283,435
Total assets	$17,037,383		$16,627,133		$15,697,828		$15,957,580		$16,122,074

Interest-bearing liabilities:
Interest-bearing deposits:
Checking	$2,353,439	2.61%	$2,318,384	2.97%	$2,227,527	2.85%	$2,339,548	2.69%	$2,245,431	2.91%
Savings	102,858	1.52	102,627	1.76	105,955	1.71	106,924	1.76	107,035	1.72
Money market	7,067,265	3.86	7,321,503	4.45	6,810,799	4.46	6,761,495	4.48	7,106,190	4.44
Time deposits	1,286,754	4.45	1,197,650	4.52	1,157,528	4.47	1,164,204	4.37	1,111,350	4.18
Total interest-bearing deposits	10,810,316	3.63	10,940,164	4.12	10,301,809	4.09	10,372,171	4.04	10,570,006	4.06
Federal funds purchased	1,767,749	4.80	1,391,118	5.42	1,193,190	5.50	1,422,828	5.50	1,338,110	5.49
Other borrowings	64,738	4.22	64,738	4.22	64,738	4.27	64,736	4.26	64,734	4.23
Total interest-bearing liabilities	$12,642,803	3.80%	$12,396,020	4.26%	$11,559,737	4.23%	$11,859,735	4.21%	$11,972,850	4.22%
Non-interest-bearing liabilities:
Non-interest-bearing checking	2,672,875		2,575,575		2,560,245		2,550,841		2,656,504
Other liabilities	130,457		122,455		89,418		91,066		76,651
Stockholders' equity	1,624,084		1,574,902		1,536,013		1,503,240		1,475,366
Accumulated other comprehensive loss	(32,836)		(41,819)		(47,584)		(47,302)		(59,297)
Total liabilities and stockholders' equity	$17,037,383		$16,627,133		$15,697,828		$15,957,580		$16,122,074
Net interest spread		2.07%		1.86%		1.78%		1.67%		1.58%
Net interest margin		2.96%		2.84%		2.79%		2.66%		2.57%

(1) Average loans include nonaccrual loans in all periods. Loan fees of $4,460, $3,949, $3,317, $3,655, and $4,175 are included in interest income in the fourth quarter of 2024, third quarter of 2024, second quarter of 2024, first quarter of 2024, and fourth quarter of 2023, respectively.

(2) Interest income and yields are presented on a fully taxable equivalent basis using a tax rate of 21%.

(3) Unrealized losses on debt securities of $(44,073), $(48,770, $(67,823), $(68,162), and $(84,647) for the fourth quarter of 2024, third quarter of 2024, second quarter of 2024, first quarter of 2024, and fourth quarter of 2023, respectively, are excluded from the yield calculation.